PROMISSORY NOTE


$130,000,000.00                                        San Francisco, California
Loan No. 6 102 899                                             September 22,1998


FOR VALUE RECEIVED, the undersigned, MISSION WEST PROPERTIES, L.P., a Delaware limited partnership, MISSION WEST PROPERTIES, L.P. I, a Delaware limited partnership, MISSION WEST PROPERTIES, L.P. II, a Delaware limited partnership, and MISSION WEST PROPERTIES, L.P. III, a Delaware limited partnership (collectively, "Maker"), each having an address at 10050 Bandley Drive, Cupertino, California 95014, and the general partner of each being Mission West Properties, a California corporation, JOINTLY AND SEVERALLY PROMISE TO PAY TO THE ORDER OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Prudential"), authorized to do business in the State of California (Prudential and its successors and assigns who become holders of this Note hereinafter collectively referred to as "Holder"), by "Electronic Funds Transfer" to Prudential at Bank of New York, located in New York, New York, ABA Routing Number 021-000-018, Account No. 890-0304-766, referencing Loan No. 6 102 899, or at such other place as Holder may from time to time designate, the principal sum of One Hundred Thirty Million United States Dollars ($130,000,000.00), together with interest thereon from the Initial Disbursement Date hereunder through the date the Loan is paid in full, at a rate per annum equal to the Interest Rate.

1. DEFINITIONS. The following terms shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the other Loan Documents.

     DEED OF TRUST: That certain Deed of Trust, Security Agreement, Fixture Filing with Assignment of Rents and Proceeds of even date herewith executed by Maker as "Trustor" to the benefit of Prudential as "Beneficiary" as security for repayment of this Note.

     DISCOUNT RATE: The interest rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     INITIAL DISBURSEMENT DATE: The date of this Note.

     INTEREST RATE: A rate of interest per annum of six and fifty-six hundredths percent (6.56%).

     LOAN DOCUMENTS: As defined in the Deed of Trust.

     MATURITY DATE: October 15, 2008.

     NOTE: This Promissory Note.

     PREPAYMENT AMOUNT: The amount of the Principal Balance prepaid on a Prepayment Date.

     PREPAYMENT DATE: Any date, prior to the Maturity Date, upon which all or any portion of the Principal Balance is prepaid.

     PREPAYMENT PREMIUM: As defined in Paragraph 6(a).

     PRESENT VALUE OF THE PREPAYMENT AMOUNT: The amount determined by discounting all scheduled payments of principal and interest remaining to the Maturity Date, attributable to the Prepayment Amount, at the Discount Rate. If the Prepayment Date occurs on a date other than a regularly scheduled payment date under this Note, the actual number of days remaining from the Prepayment Date to the next regularly scheduled payment date shall be used to discount within this period.

     PRIME RATE: The base rate on corporate loans posted by at least seventy-five percent (75%) of the twenty (20) largest United States banks, designated and published as the "Prime Rate" in the Wall Street Journal on the date an Event of Default occurs.

     PRINCIPAL BALANCE: The principal balance of this Note from time to time outstanding.

     SECONDARY INTEREST RATE: A rate of interest per annum equal to the lesser of (i) the maximum rate allowed to be charged by Holder under applicable law, or (ii) the greater of (A) the sum of the Interest Rate plus five percent (5%), or (B) the sum of the Prime Rate plus five percent (5%).

     TERM: The term of the Loan, commencing on the Initial Disbursement Date and ending on the Maturity Date.

     TREASURY RATE: The interest rate, conclusively determined by Holder, in its sole discretion, on the Prepayment Date, equal to the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, such yield being determined by linear interpolation between the yields reported in Release H.15, if necessary. If Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.

2. PAYMENTS. On the fifteenth day of November, 1998, an amount equal to the sum of (a) all accrued interest, at the Interest Rate, on the Principal Balance for the period from the Initial Disbursement Date through and including October 14, 1998, and (b) a monthly installment of principal and interest in the amount of Eight Hundred Twenty-Six Thousand Eight Hundred Twenty-Four and 80/100 Dollars ($826,824.80), shall be due and payable. Commencing on the fifteenth day of the December, 1998, and continuing on the fifteenth day of each calendar month thereafter through and including the Maturity Date, monthly installments of principal and interest in the amount of Eight Hundred Twenty-Six Thousand Eight Hundred Twenty-Four and 80/100 Dollars ($826,824.80) shall be due and payable. The entire unpaid Principal Balance, plus accrued interest and other amounts payable under the Loan Documents, shall be due and payable on the Maturity Date.

3.     TREATMENT OF PAYMENTS.

      (a) Until directed otherwise in writing by Holder, all payments made under this Note shall be made by Electronic Funds Transfer from Maker's account at an Automated Clearing House member bank satisfactory to Holder in its sole discretion. Maker shall direct such bank in writing so to transfer payments on their due dates to Holder's designated account. Each payment shall be initiated by Holder by Electronic Funds Transfer through the Automated Clearing House network for settlement on each respective due date. Prior to each payment due date, Maker shall deposit and/or maintain sufficient funds in Maker's account to cover each debit entry to Maker's account.

      (b) Holder's approval and designation of a bank (or banks) under PARAGRAPH 3(A) above shall be confirmed in writing. Notwithstanding Holder's approval of a bank under PARAGRAPH 3(A) above, Holder shall have the right, upon thirty (30) days prior written notice to Maker, (i) to require Maker to use a different bank that is mutually acceptable to Maker and Holder, or (ii) to designate a different account for Holder. All costs of establishing and maintaining these accounts and all costs of these Electronic Funds Transfers shall be paid by Maker.

      (c) For purposes of calculating interest under this Note, a year of 360 days consisting of twelve (12) thirty (30) days months shall be employed regardless of the actual time elapsed.

      (d) All payments due under this Note or the Loan Documents shall be paid by Maker in lawful money of the United States of America on the date such payment is due. All such payments shall be made without deduction for any present or future taxes, levies, deductions, charges or withholdings (including Federal, state or local income taxes), which amounts shall be paid by Maker.

      (e) Payments from Maker to Holder under this Note shall be applied first to any expense reimbursements under the Loan Documents, then to any Daily Charges or Late Charges, as the case may be, then to accrued and unpaid interest, and the balance to the Principal Balance and any Prepayment Premium due thereon.

4. DAILY CHARGES; LATE CHARGES; SECONDARY INTEREST RATE.

     (a) If Maker fails timely to pay any sum due and payable under this Note on or before the date due, a late charge equal to Eight Hundred Fifty Dollars ($850.00) per day (the "Daily Charge") shall be due for each day that such sum is not paid (including, the day upon which the payment is made), but if such sum, together with the Daily Charges applicable thereto, is not paid by the fourteenth (14th) day after the date such sum is due, a late charge equal to four cents ($0.04) for each dollar ($1.00) of each such sum (the "Late Charge") shall be immediately due and payable in lieu of all Daily Charges. Maker acknowledges and agrees that its failure to make timely payments will result in Holder incurring additional expense in servicing the Loan, and that it is extremely difficult and impractical to ascertain the extent of such damages and that the Daily Charge or the Late Charge represent a fair and reasonable estimate, considering all of the circumstances existing on the date of the execution of this Note, of the costs that Holder will incur by reason of such late payment. Acceptance of any Daily Charge or Late Charge shall not constitute a waiver of the default with respect to the late payment, and shall not prevent Holder from exercising any of the other rights or remedies available hereunder or at law or in equity.

     (b) Maker further acknowledges and agrees that during the time that any payment of principal, interest or other amount due under this Note shall be delinquent, Holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on Holder's ability to meet its other obligations and avail itself of other opportunities. Maker agrees that it is extremely difficult and impractical to ascertain the extent of such expenses, and Maker therefore agrees that upon the occurrence of an Event of Default, interest at the Secondary Interest Rate shall accrue on the Indebtedness, regardless of whether there has been an acceleration of the maturity of the Indebtedness.

5. EVENT OF DEFAULT. The occurrence of an Event of Default under any Loan Document shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default, including the failure of the Maker to observe the provisions of Paragraph 4.2 of the Deed of Trust, Holder, at its option, may cause the Principal Balance, together with all unpaid accrued interest, any Prepayment Premium and any other sums evidenced or secured by this Note or any Loan Document, to be immediately due and payable, without further presentment, demand, protest or notice of any kind, by so notifying Maker in writing.

6.  PREPAYMENT.

      (a) If for any reason the Principal Balance or any portion thereof is paid prior to the Maturity Date, whether voluntarily, involuntarily, by operation of law, acceleration, including acceleration on account of an Event of Default and/or a violation of Paragraph 4.2 of the Deed of Trust, or otherwise, but excluding any prepayment made as result of the application by Holder of insurance proceeds or condemnation awards as provided by the terms of the Loan Documents, Maker shall pay to Holder, together with the subject Prepayment Amount and any unpaid accrued interest, a prepayment charge (the "Prepayment Premium") equal to the greater of:

           (i) the product of (A) one percent (1%) of the Prepayment Amount multiplied by (B) a fraction, the numerator of which is the number of full months remaining until the Maturity Date as of the Prepayment Date and the denominator of which is the number of full months comprising the Term of the Loan; or

           (ii) the Present Value of the Prepayment Amount less the sum of (A) the Prepayment Amount, and (B) unpaid accrued interest, if any, calculated as of the Prepayment Date.

      (b) Maker shall have the right voluntarily to prepay all or any portion of the Principal Balance, together with accrued interest thereon, but only if Maker gives Holder not less than thirty (30) days' prior written notice of its intention to prepay, and delivers to Holder, on or before the Prepayment Date, the Prepayment Premium as calculated above, together with the Prepayment Amount and all accrued interest and other sums due under the Loan Documents. Notwithstanding the foregoing, Maker shall have the right to prepay the Principal Balance, together with accrued interest thereon, without payment of the Prepayment Premium, during the period of time commencing fourteen (14) days immediately prior to the Maturity Date.

      (c) Maker acknowledges that (i) the Prepayment Premium represents the reasonable estimate of Holder and Maker of a fair average compensation for the loss that may be sustained by Holder due to the payment of any of the Principal Balance prior to the Maturity Date; (ii) the Prepayment Premium shall be paid without prejudice to the right of Holder to collect any other amounts provided to be paid hereunder or under the other Loan Documents; and (iii) Holder shall not be obligated to actually reinvest the Prepayment Amount in any Treasury Constant Maturity Series or other specific investments as a condition to receiving the Prepayment Premium.

      (d) Maker acknowledges that it is comprised of four (4) different Persons, each of which owns separately its Property, and that the Loan is secured by the interest of all Persons comprising Maker in all of the Property. Maker further acknowledges that in connection therewith, for purposes of allocating the Loan proceeds appropriately among the Persons comprising Maker and their respective Property, Maker and Holder agree to allocate the Loan proceeds in accordance with the Original Allocated Loan Amount as set forth in Exhibit B to the Deed of Trust in order to ensure the continuing adequacy of the security interest of Holder in each Property of Maker under the Loan Documents. Maker agrees that any prepayment of the Loan, unless otherwise provided in the Loan Documents, shall be applied pro rata against the Original Allocated Loan Amount (as set forth in Exhibit B to the Deed of Trust) of each Property.

      (e) Maker hereby expressly waives any right it may have under California Civil Code Section 2954.10 to prepay this Note, in whole or in part, without payment of the Prepayment Premium, upon acceleration of the Maturity Date of this Note, and agrees that if for any reason, a prepayment of any or all of this Note is made, whether voluntarily, involuntarily or upon or following any acceleration of the Maturity Date of this Note by Holder, then Maker shall pay the Prepayment Premium calculated pursuant to PARAGRAPH 6(a). By initialing this provision in the space provided below, Maker hereby declares that the Holder's agreement to make the Loan at the Interest Rate and for the Term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement.

                          INITIALS OF MAKER:  ____________________

7. SECURITY. This Note is secured by the Deed of Trust and the other Loan Documents, which contain provisions for the acceleration of the maturity of this Note upon the occurrence of certain described events.

8. HOLDER'S RIGHTS; NO WAIVER BY HOLDER. The rights, powers and remedies of Holder under this Note shall be in addition to all rights, powers and remedies given to Holder under the Loan Documents and any other agreement or document securing or evidencing the Indebtedness or by virtue of any statute or rule of law, including the California Uniform Commercial Code. All such rights, powers and remedies shall be cumulative and may be exercised successively or concurrently in Holder's sole discretion without impairing Holder's security interest, rights or available remedies. Any forbearance, failure or delay by Holder in exercising any right, power or remedy shall not preclude further exercise thereof, and every right, power or remedy of Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Holder. Maker waives any right to require the Holder to proceed against any Person or to exhaust all or any part of the Property or to pursue any remedy in Holder's power.

9. MAKER'S WAIVERS.

      (a) Maker and any endorsers of this Note, and each of them, hereby waive diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker and any endorsers of this Note expressly waive all right to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, extension, or appraisement now or hereafter provided by the Constitution and the laws of the United States and of any state thereof, as a defense to any demand against Maker or any such endorsers, to the fullest extent permitted by law.

      (b) Maker hereby waives any right to trial by jury with respect to any action or proceeding brought by Holder or any other Person relating to (i) the Obligations, or (ii) the Loan Documents. Maker hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Maker does hereby constitute and appoint Holder its true and lawful attorney-in-fact, which appointment is coupled with an interest, and which shall survive the dissolution or bankruptcy of any Maker, or any Transfer, and Maker does hereby authorize and empower Holder, in the name, place and stead of Maker, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

10. TRANSFERS BY HOLDER. This Note, or any interest in this Note and/or the Loan Documents, may be hypothecated, transferred or assigned by Holder without the prior consent of Maker.

11. AMENDMENT. This Note may be amended or modified only by an instrument in writing which by its express terms refers to this Note and which is duly executed by the party sought to be bound thereby.

12.  SUCCESSORS  AND  ASSIGNS.  This Note shall be binding upon and inure to the
benefit  of  the  parties  hereto  and  their   respective   heirs,   executors,
administrators, personal representatives, successors and permitted assigns.

13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California.

14. TIME. Time is of the essence with respect to each and every term and provision of this Note.

15. USURY. Notwithstanding any provision herein, the total liability for payments in the nature of interest, additional interest, or other charges, under this Note or any other Loan Document, shall not exceed the applicable limits imposed by any applicable state or Federal interest rate laws. If any such payments in the nature of interest, additional interest, and other charges made hereunder or under any other Loan Documents are held to be in excess of the applicable limits imposed by any applicable state or Federal laws, it is agreed that any such amount held to be in excess shall be considered payment of principal and the Principal Balance shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges, shall never exceed the applicable limits imposed by any applicable state or Federal interest rate laws in compliance with the desires of Holder and Maker as set forth herein.

16. NOTICES. All notices, consents and other communications required or permitted by this Note shall be in writing and shall be given in the manner set forth in the Deed of Trust.

17. ATTORNEYS' FEES. If any arbitration, litigation or similar proceedings are brought by either party to enforce any obligation or to pursue any remedy under this Note, the party prevailing in any such arbitration, litigation or similar proceedings will be entitled to costs of collection, if any, and reasonable attorneys fees incurred in connection with such proceedings and in collecting or enforcing any award granted therein.

18.  LIMITATION ON PERSONAL LIABILITIES.

      (a) Except as expressly set forth in PARAGRAPHS 18(B) AND 18(C) below, neither Maker nor any general partner of Maker (singularly or collectively, the "Exculpated Parties") shall have any personal liability for the Loan or any Obligations set forth in the Loan Documents, except that Holder shall be entitled to bring a foreclosure action or proceeding or other appropriate action or proceeding to enforce the Loan Documents or foreclose or realize upon and/or protect the Property (including naming the Exculpated Parties in such actions or proceedings) and/or to draw on, and retain the proceeds of, any letter of credit issued in favor of Holder with respect to the Loan.

      (b) Notwithstanding anything to the contrary contained in this Note or in any Loan Document, Holder shall be entitled to proceed personally against the Exculpated Parties, or any of them, for, and the Exculpated Parties shall have personal liability jointly and severally for:

           (i) any indemnity, guaranty, or similar instrument furnished in connection with the Loan (including the ERISA provisions of Paragraph
           9.18 of the Deed of Trust and the Hazardous Substances Agreement);

           (ii) any assessments and/or taxes (accrued and/or payable) with respect to the Property to the extent income from the Property has been used other than in accordance with the Loan Documents;

           (iii) any security deposits of tenants (1) not turned over to Holder upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (2) not turned over to a receiver or trustee for the Property after his/her appointment;

           (iv) any insurance proceeds or condemnation awards neither turned over to Holder nor used in compliance with the terms of the Loan Documents;

           (v) if any of the Exculpated Parties executes an amendment or termination of any Lease (other than a Lease with a Major Tenant which is governed by Paragraph 18(c)(iv) below) without the prior written consent of Holder, if such consent is required under the terms of the Loan Documents, the Exculpated Parties shall have personal liability for the greater of:

                  (1) the present value (calculated at the Discount Rate) of the aggregate total dollar amount (if any) by which (A) the rental income and/or other tenant obligations prior to the amendment or termination of such Lease, exceeds (B) the rental income and/or other tenant obligations after the amendment or termination of such Lease, or

                  (2) any termination fee or other consideration paid in connection with such amendment or termination;

           (vi)   waste of the Property;

           (vii) any rents or other income from the Property received by any of the Exculpated Parties following a default under the Loan Documents and not otherwise applied to the Indebtedness or to the current (and not deferred) operating expenses of the Property incurred in the ordinary course, excluding amounts paid as operating expenses to a Person related to or affiliated with any of the Exculpated Parties unless payment of such amounts are expressly permitted under the terms of the Loan Documents;

                  (viii) Maker's failure to maintain any letter of credit required under the terms of the Loan Documents or otherwise in connection with the Loan;

                  (ix) Maker's obligation to indemnify Holder for commissions and fees under Paragraph 2.10 of the Deed of Trust; and/or

           (x) all legal fees (including allocated costs of Holder's staff attorneys) and other expenses incurred by Holder in enforcing the Loan Documents if any Exculpated Party contests, delays, or otherwise hinders or opposes (including the filing of a bankruptcy or insolvency proceeding) any of Holder's enforcement actions.

      (c) Except as provided in Paragraph 18(c)(v) below, the agreement contained in this Paragraph 18 to limit the personal liability of the Exculpated Parties shall become null and void and of no further force or effect, and the Exculpated Parties shall have personal liability for all Indebtedness and all Obligations evidenced by the Note and the Loan Documents, in the event:

           (i)    there is any breach or violation of Paragraph
           4.2 of the Deed of Trust;

           (ii) there is any fraud or material  misrepresentation  by any of the
           Exculpated  Parties  in  connection  with  the  Property,   the  Loan
           Documents, the Application, or any other aspect of the Loan;

           (iii) the Property or any part thereof becomes an asset in (1) a voluntary bankruptcy or insolvency proceeding, or (2) any involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing, except that this clause (2) shall not apply if such involuntary bankruptcy is filed by Holder;

           (iv) any Exculpated Party executes an amendment or termination of any Lease with a Major Tenant without the prior written consent of Holder, if such consent is required under the terms of the Loan Documents; or

           (v) the Property or any individual property constituting the Property is rendered "environmentally impaired", as such term is defined in
           Section 726.5 of the California Code of Civil Procedure; provided, however, that in such event, the Exculpated Parties shall have personal liability only for the Original Allocated Loan Amount allocated to the Property that is or are determined to be "environmentally impaired", unless, in so limiting Holder's recourse to less than all Indebtedness and all Obligations, Holder would be substantially deprived of the benefits available to Holder under
           Section 726.5.

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered effective as of the date first written above.

                               MAKER:

                               MISSION WEST PROPERTIES, L.P.,
                               a Delaware limited partnership

                               By: Mission West Properties,
                                   a California corporation, its general partner

                                       By:
                                         --------------------------------------
                                         Carl E. Berg, Chairman, President, CEO

                              [Signatures continued on succeeding page]
                              MISSION WEST PROPERTIES, L.P. I,
                              a Delaware limited partnership

                              By: Mission West Properties,
                                  a California corporation, its general partner

                                       By:
                                         --------------------------------------
                                         Carl E. Berg, Chairman, President, CEO


                               MISSION WEST PROPERTIES, L.P. II,
                               a Delaware limited partnership

                               By:Mission West Properties,
                                  a California corporation, its general partner

                                       By:
                                         --------------------------------------
                                         Carl E. Berg, Chairman, President, CEO


                               MISSION WEST PROPERTIES, L.P. III
                               a Delaware limited partnership

                               By:Mission West Properties,
                                  a California corporation, its general partner

                                       By:
                                         --------------------------------------
                                         Carl E. Berg, Chairman, President, CEO